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                                                                   EX-99.(g)(1)

                                  APPENDIX A

                               CUSTODY AGREEMENT
                            WELLS FARGO FUNDS TRUST

For its custodial services, the Custodian shall receive a fee, with respect to each Fund of 0.02% of the average daily net assets of each such Fund. Exceptions to the custodial fees are noted below for the following Funds:

   . The custodial fee for the Wealthbuilder Portfolios and Life Stage Portfolios is 0.00% so as long as they invest their assets solely in one or more investment companies.

   . The custodial fee for the Gateway Funds, which are listed below with an asterisk, is 0.00% so long as they remain Gateway Funds.

   . The custodial fee of 0.02% for the Managed Account CoreBuilder Shares Series G and Managed Account CoreBuilder Shares Series M will be paid by the investment adviser, Wells Fargo Funds Management, LLC.

   . The custodial fee for the International Core Fund, International Equity Fund, International Value Fund and Overseas Fund is 0.10%.

   . The custodial fee for the Asia Pacific Fund and Emerging Markets Equity Fund is 0.25%.

   . The custodial fee for the Specialized Health Sciences Fund and Specialized Technology Fund is 0.07%.

Funds of Wells Fargo Funds Trust Covered by This Agreement

1. Aggressive Allocation Fund*

2. Asia Pacific Fund

3. Asset Allocation Fund

4. Balanced Fund/1/

5. California Limited-Term Tax-Free Fund

6. California Tax-Free Fund

7. California Tax-Free Money Market Fund

8. California Tax-Free Money Market Trust

9. Cash Investment Money Market Fund

10.Capital Growth Fund

11.Colorado Tax-Free Fund

12.Common Stock Fund

13.Conservative Allocation Fund*

14.Corporate Bond Fund/2/
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*  Gateway Fund

/1/ On November 7, 2007, the Board of Trustees approved the merger of the Balanced Fund into the Asset Allocation Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.

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15.C&B Large Cap Value Fund*

16.C&B Mid Cap Value Fund

17.Discovery Fund

18.Diversified Bond Fund*

19.Diversified Equity Fund*

20.Diversified Small Cap Fund*

21.Emerging Growth Fund*

22.Emerging Markets Equity Fund

23.Endeavor Large Cap Fund/3/

24.Endeavor Select Fund

25.Enterprise Fund

26.Equity Income Fund*

27.Equity Index Fund/4/

28.Equity Value Fund

29.Government Money Market Fund

30.Government Securities Fund

31.Growth Balanced Fund*

32.Growth Equity Fund*

33.Growth Fund

34.Growth and Income Fund/5/

35.Heritage Money Market Fund

36.High Income Fund

37.High Yield Bond Fund/6/

38.Income Plus Fund

39.Index Fund*

40.Inflation-Protected Bond Fund*

41.Intermediate Government Income Fund/7/

42.Intermediate Tax-Free Fund/8/

43.International Core Fund

44.International Equity Fund

45.International Value Fund*

46.Large Cap Appreciation Fund*
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*  Gateway Fund

/2/ On November 7, 2007, the Board of Trustees approved the merger of the Corporate Bond Fund into the Income Plus Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.

/3/ On November 7, 2007, the Board of Trustees approved the merger of the Endeavor Large Cap Fund into the Capital Growth Fund. The fund merger is expected to occur before the end of the third quarter of 2008.

/4/ On November 7, 2007, the Board of Trustees approved the merger of the Equity Index Fund into the Index Fund. The fund merger is expected to occur before the end of the third quarter of 2008.

/5/ On November 7, 2007, the Board of Trustees approved the merger of the Large Company Core Fund into the Growth and Income Fund. Effective before the third quarter of 2008, the Growth and Income Fund will change its name to the Large Company Core Fund.

/6/ On November 7, 2007, the Board of Trustees approved the merger of the High Yield Bond Fund into the High Income Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.

/7/ On November 7, 2007, the Board of Trustees approved the merger of the Intermediate Government Income Fund into the Government Securities Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.

/8/ On November 7, 2007, the Board of Trustees approved the name change of the Intermediate Tax-Free Fund to the Intermediate Tax/AMT-Free Fund, effective November 1, 2008.

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47.Large Cap Growth Fund

48.Large Company Core Fund/9/

49.Large Company Growth Fund*

50.Large Company Value Fund

51.Life Stage - Aggressive Portfolio/10/

52.Life Stage - Conservative Portfolio/11/

53.Life Stage - Moderate Portfolio/12/

54.Managed Account CoreBuilder Shares Series G

55.Managed Account CoreBuilder Shares Series M

56.Mid Cap Disciplined Fund

57.Mid Cap Growth Fund

58.Minnesota Money Market Fund

59.Minnesota Tax-Free Fund

60.Moderate Balanced Fund*

61.Money Market Fund

62.Money Market Trust

63.Municipal Bond Fund

64.Municipal Money Market Fund

65.National Limited-Term Tax-Free Fund/13/

66.National Tax-Free Fund/14/

67.National Tax-Free Money Market Fund

68.National Tax-Free Money Market Trust

69.Opportunity Fund

70.Overland Express Sweep Fund

71.Overseas Fund/15/

72.Prime Investment Money Market Fund

73.Short Duration Government Bond Fund

74.Short-Term Bond Fund

75.Short-Term High Yield Bond Fund

76.Short-Term Municipal Bond Fund

77.Small Cap Disciplined Fund
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/9/  On November 7, 2007, the Board of Trustees approved the merger of the
     Large Company Core Fund into the Growth and Income Fund. The fund merger is expected to occur before the end of the third quarter of 2008.

/10/ On November 7, 2007, the Board of Trustees approved the merger of the Life
     Stage - Aggressive Portfolio into the Aggressive Allocation Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.

/11/ On November 7, 2007, the Board of Trustees approved the merger of the Life
     Stage - Conservative Portfolio into the Moderate Balanced Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.

/12/ On November 7, 2007, the Board of Trustees approved the merger of the Life
     Stage - Moderate Portfolio into the Growth Balanced Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.

*  Gateway Fund

/13/ On November 7, 2007, the Board of Trustees approved the merger of the National Limited-Term Tax-Free Fund into the Short-Term Municipal Bond Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.

/14/ On November 7, 2007, the Board of Trustees approved the merger of the National Tax-Free Fund into the Municipal Bond Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.

/15/ On November 7, 2007, the Board of Trustees approved the merger of the Overseas Fund into the International Equity Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.

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78.Small Cap Growth Fund

79.Small Cap Opportunities Fund

80.Small Cap Value Fund

81.Small Company Growth Fund*

82.Small Company Value Fund*

83.Small/Mid Cap Value Fund

84.Social Awareness Fund/16/

85.Specialized Financial Services Fund

86.Specialized Technology Fund

87.Stable Income Fund*

88.Strategic Income Fund

89.Strategic Small Cap Value Fund/*/

90.Target Today Fund*

91.Target 2010 Fund*

92.Target 2015 Fund*

93.Target 2020 Fund*

94.Target 2025 Fund*

95.Target 2030 Fund*

96.Target 2035 Fund*

97.Target 2040 Fund*

98.Target 2045 Fund*

99.Target 2050 Fund*

100.Total Return Bond Fund*

101.Treasury Plus Money Market Fund

102.Ultra-Short Duration Bond Fund/17/

103.Ultra Short-Term Income Fund

104.Ultra Short-Term Municipal Income Fund

105.U.S. Value Fund

106.Value Fund/18/

107.WealthBuilder Conservative Allocation Portfolio

108.WealthBuilder Equity Portfolio

109.WealthBuilder Growth Allocation Portfolio

110.WealthBuilder Growth Balanced Portfolio

111.WealthBuilder Moderate Balanced Portfolio

112.WealthBuilder Tactical Equity Portfolio

113.Wisconsin Tax-Free Fund

114.100% Treasury Money Market Fund

Most recent annual approval by the Board of Trustees: March 28, 2008
Appendix A amended: May 7, 2008
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/16/ On May 7, 2008, the Board of Trustees approved the establishment of the
     Social Awareness Fund, which is expected to commence operations on or about October 1, 2008.

*  Gateway Fund

/17/ On November 7, 2007, the Board of Trustees approved the merger of the Ultra-Short Duration Bond Fund into the Ultra Short-Term Income Fund. The fund merger is expected to occur before the end of the third quarter of 2008.

/18/ On November 7, 2007, the Board of Trustees approved the merger of the Value Fund into the C&B Large Cap Value Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.

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   The foregoing fee schedule is agreed to as of May 7, 2008 and shall remain in effect until changed in writing by the parties.

                                             WELLS FARGO FUNDS TRUST

                                             By:
                                                  ------------------------------
                                                  C. David Messman
                                                  Secretary

                                             WELLS FARGO BANK, N.A.

                                             By:
                                                  ------------------------------
                                                  David A. Violett
                                                  Assistant Vice President